Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations

Contact:	Robert Whitlow
Email:	robert.whitlow@tpcgrp.com
Phone:	713-627-7474

Contact:	Ruth Dreessen
Email:	ruth.dreessen@tpcgrp.com
Phone:	713-627-7474

Media Relations

Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TPC GROUP CLOSES EXPANDED REVOLVING CREDIT FACILITY

Company elects to preserve current favorable capital structure in light of continued strengthening performance

HOUSTON (Thursday, April 29, 2010) – TPC Group Inc. (OTC:TPCP.PK) today announced that it has amended and extended its revolving credit facility. The amended facility increases overall capacity from $140 million to $175 million, subject to borrowing base calculations, and extends the maturity date from June 2011 to at least March 2013. In addition, the amended credit agreement includes an accordion feature that facilitates access to additional capacity if necessary for continued growth.

The Company’s success in achieving this milestone was driven in large part by the continued strengthening of its financial position. While financial results for the Company’s third fiscal quarter have not yet been finalized, the Company believes that its financial results for the third fiscal quarter will allow the Company to exceed its trailing twelve month projection for Adjusted EBITDA, which it previously estimated and disclosed in its public lender and investor presentations. These results have been driven by continued healthy demand for the Company’s products, improved margins, and the successful completion of the scheduled turnaround at its Houston facility in February.

Considering this strengthening financial performance, the Company has elected not to amend its favorable “covenant-lite” term loan facility at this time, in order to maintain maximum flexibility for future modifications of the Company’s capital structure and to preserve current alternatives for application of excess cash. Possible alternatives for the Company’s excess cash include, among other things, debt repayments, cash dividends, stock repurchases under the Company’s previously announced $25 million stock buyback program, acquisitions, capital projects, or other return of capital to stockholders, as may be permitted by existing term loan covenants.

“I could not be more pleased by the robust reception from the Company’s bank lenders for the amendment and expansion of our revolver facility,” said Charlie Shaver, the Company’s CEO and President. “With customer outlook and demand much improved, we are seeing better results in all aspects of our business and, consequently, our improved performance should continue to increase the range of options available for the Company’s capital structure. We remain committed to our long-term strategy for the business to deliver maximum shareholder value.”

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products and services into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of nearly 70 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s web site at http://www.tpcgrp.com.

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as general economic conditions and limitations imposed by the Company’s credit facilities and capital structure. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including its Registration Statement on Form 10, as amended, which is available free of charge on the SEC’s web site at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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